EXHIBIT 99.1

News Release
NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo
(650) 294-7778

FOR IMMEDIATE RELEASE

January 27, 2004

Bay View Capital Corporation Announces Fourth Quarter Results and Its Re-Adoption
of Going Concern Basis Accounting

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported fourth quarter earnings and announced that it has discontinued its use of the liquidation basis of accounting and re-adopted the going concern basis of accounting effective October 1, 2003. From September 30, 2002 through September 30, 2003, the Company reported its results under the liquidation basis of accounting because the Company had adopted a Plan of Dissolution and Stockholder Liquidity (the “Plan”) in October 2002, pursuant to which the Company would sell all of its assets, pay all of its liabilities, then distribute the proceeds to the Company’s stockholders and then dissolve. As previously announced during the fourth quarter, the Company’s Board of Directors amended the Plan to become a plan of partial liquidation under which the Company will complete the liquidation of the assets and satisfaction of the liabilities of Bay View Bank, N.A. (the “Bank”) remaining after the Bank’s September 30, 2003 dissolution, distribute the proceeds to its stockholders through a series of cash distributions, and continue to operate its auto finance subsidiary, Bay View Acceptance Corporation (“BVAC”), on an ongoing basis. In accordance with the amended plan, the Company made an initial cash distribution of $4.00 per share to its stockholders on December 30, 2003 as further described below.

Fourth Quarter Results

     The Company reported a fourth quarter 2003 net loss of $0.9 million, or $0.01 per diluted share, and stockholders’ equity of $155.8 million, or $2.37 per outstanding share at December 31, 2003. On December 30, 2003, the Company distributed $263.2 million, or $4.00 per share in cash, to common stockholders and, on December 31, 2003, redeemed $63.5 million, or approximately 74%, of the 9.76% Cumulative Capital Securities (NYSE: BVS) issued by its Bay View Capital I Trust. For the third quarter of 2003, the Company reported, under the liquidation basis of accounting, net assets in liquidation of $409.8 million, or $6.36 in net assets in liquidation per outstanding share, and a loss from operations of $1.0 million.

     While the Company completed significant elements of its plan of partial liquidation, it continues to hold certain of the assets and liabilities remaining from the dissolution of the Bank. At December 31, 2003, these assets included the auto lease portfolio of $66.7 million, $12.1 million of franchise and business loans, $5.9 million of asset-backed securities, and $5.0 million of foreclosed real estate. The Company’s remaining liabilities included $22.0 million of the Bay View Capital I Trust, 9.76% Cumulative Capital Securities, net of the Company’s ownership in the trust, and a $16.1 million financing secured by the cashflow from the remaining auto leases.

     In the course of resolving these remaining assets and liabilities during 2004 and 2005, the Company currently anticipates making additional cash distributions of approximately $1.45 per share to common stockholders through a series of six quarterly distributions beginning in the second quarter of 2004 and continuing through the third quarter of 2005. The Company believes that the first five of these distributions will be approximately $0.25 per share with the sixth distribution approximating $0.20 per share. The Company currently anticipates redeeming the remaining $22 million of the Bay View Capital I Trust, 9.76% Cumulative Capital Securities by mid-2004.

     At December 31, 2003, the Company’s total assets were $364 million compared to $555 million at September 30, 2003 and $876 million at December 31, 2002. At December 31, 2003, cash and cash equivalents totaled $43.8 million including restricted cash of $32.2 million. Borrowings increased to $179.1 million at December 31, 2003 from $109.3 million at September 30, 2003 as BVAC utilized its warehouse line of credit.

     During the quarter, the Company completed the sale of approximately $18.9 million of franchise and business loans and received $3.3 million of loan repayments from its liquidating loan portfolio. Additionally, BVAC sold $4.7 million of installment contracts and received repayments of $21.6 million during the quarter. At December 31, 2003, the net carrying value of the Company’s remaining investment in loans to be liquidated was reduced to $12.1 million from $34.0 million at September 30, 2003. Total nonperforming assets, net of mark-to-market valuation adjustments, declined to $7.1 million at December 31, 2003 from $11.5 million at September 30, 2003. Total loans delinquent 60 days or more declined to $748 thousand at December 31, 2003 from $1.5 million at September 30, 2003.

     At December 31, 2003, the Company had deferred tax assets of approximately $16.5 million, including net deferred tax assets of $38.0 million less a valuation allowance of $21.5 million. The related federal tax net operating loss carryforwards and other deferred tax items were approximately $85 million. “The Company’s deferred tax assets were one of the key factors in our decision to adopt the partial liquidation strategy and continue operating BVAC on an on-going basis,” stated Robert B. Goldstein, the Company’s Chairman. “This substantial asset provides the Company with an opportunity to reduce future tax payments by as much as $38 million.”

Bay View Acceptance Corporation

     BVAC, a wholly-owned subsidiary of the Company, is a Southern California-based auto finance company engaged in the indirect financing of automobile purchases by individuals. BVAC currently acquires auto installment contracts from over 7,000 manufacturer-franchised and independent auto dealers in 24 states. It has positioned itself in the market as a premium priced lender for well-qualified borrowers seeking extended financing terms and higher advances than those generally offered by traditional lenders. This strategy has enabled BVAC to establish a loyal dealership network by satisfying a unique niche within the indirect auto finance arena which is not dominated by large commercial banks and captive finance companies. The Company entered the auto finance business in 1996 through its acquisition of CTL, Inc., the parent company of California Thrift & Loan. California Thrift and Loan and its predecessor companies began its auto finance operations in 1973. Since the liquidation of the Bank, BVAC has operated as an independent finance company, rather than a portfolio-lending unit of the Bank, purchasing auto installment contracts for sale or securitization. BVAC has a $250 million revolving warehouse credit facility to fund its purchases of contracts. BVAC is the Company’s only remaining operating subsidiary.

     BVAC is continuing a geographic expansion plan that was initiated in late 2002. From its established presence in 17 states, primarily in the West, Midwest and Florida, BVAC entered seven new Mid-Atlantic states in 2003. In 2004, BVAC plans to enter nine additional states primarily in New England, as well as Oklahoma. Historically, BVAC has aligned itself with smaller, franchised and independent dealers. In recent years, the industry has experienced intense merger and acquisition activity which has led to the emergence of large, regional and national automobile dealership organizations, causing BVAC to lose production volume from its existing dealer base. In response, BVAC began a campaign to establish relationships with these regional and national dealer organizations during 2003 and has now signed agreements with five of these organizations representing 370 dealership stores. During 2004, BVAC will continue to pursue this strategy.

     BVAC’s fourth quarter 2003 net income was $586 thousand compared to net income of $391 thousand for the third quarter of 2003. This increase was primarily the result of an increase in net interest income. During the second half of 2003, BVAC acquired higher-yielding installment contracts by exercising options to redeem its 1999-LJ-1 and 2000-LJ-1 Auto Trust Automobile Receivable Backed Certificates.

     BVAC purchased $67.4 million of auto installment contracts during the fourth quarter of 2003, compared to $66.9 million for the prior quarter. Fourth quarter purchase volume consisted of 2,292 contracts with a weighted average contract rate of 8.03% and a weighted average FICO score of 735; third quarter purchase volume consisted of 2,316 contracts with a weighted average contract rate of 8.12% and a weighted average FICO score of 734. While fourth quarter purchases were in line with the forecast, they remained soft. Incentive financing from auto manufacturers continues to be widely available on new vehicles and continues to adversely affect BVAC’s production volumes. However, BVAC has chosen to remain focused on credit quality rather than production volume and as a result, the quality and performance of the BVAC loan portfolio remains sound. At December 31, 2003, BVAC was servicing 30,800 installment contracts representing $563 million compared to 32,000 installment contracts representing $573 million at September 30, 2003.

Other

     As discussed above, the Company was using the liquidation basis of accounting during the period of September 30, 2002 through September 30, 2003. For reporting periods prior to September 30, 2002 and subsequent to September 30, 2003, the Company’s consolidated financial statements are presented on a going concern basis of accounting. The Company is providing herein:

Financial Condition / Net Assets: a Consolidated Statement of Financial Condition as of December 31, 2003 and a Consolidated Statement of Net Assets (Liquidation Basis) as of December 31, 2002

Results of Operations / Change in Net Assets: 2003: a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the nine-month period ended September 30, 2003 and a Consolidated Statement of Operations and Comprehensive Income (Loss) for the three-month period ended December 31, 2003

2002: a Consolidated Statement of Operations and Comprehensive Income (Loss) for the nine-month period ended September 30, 2002 (Going Concern Basis) and a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the three-month period ended December 31, 2002.

     The Company will host a conference call at 2:00 p.m. PST on January 28, 2004 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, February 27, 2004 and can be accessed by dialing 1-800-925-3032.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit our website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of both our plan of partial liquidation, including any financial goals related to contemplated asset resolutions; and our plan for the continuing operation of the auto business, including the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statement of Financial Condition as of December 31, 2003 and
Statement of Net Assets (Liquidation Basis) as of December 31, 2002

	December 31, 2003
	(Unaudited)
		December 31, 2002
	Going Concern
	Basis	Liquidation Basis

	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$11,434	$56,070
Short-term investments	129	151,684

	11,563	207,754
Restricted cash	32,240	15,541
Securities available-for-sale:
Investment securities	28,836	38,137
Mortgage-backed securities	5,893	32,516
Loans and leases held-for-sale	177,648	311,014
Investment in operating lease assets, net	66,657	191,005
Investment in stock of the Federal Home Loan Bank of San Francisco	—	16,075
Investment in stock of the Federal Reserve Bank	—	13,659
Real estate owned, net	4,955	2,402
Premises and equipment, net	371	1,327
Repossessed vehicles	438	502
Income taxes, net	21,149	—
Intangible assets	1,846	—
Other assets	12,340	45,613

Total assets	$363,936	$875,545

LIABILITIES
Deposits - brokered certificates of deposit	—	224,189
Other borrowings	154,276	61,969
Junior Subordinated Deferrable Interest Debentures(1)	24,784	—
Income taxes, net	—	8,646
Other liabilities	17,500	36,724
Restructuring accruals/Liquidation reserve	11,626	43,953

Total liabilities	208,186	375,481

Guaranteed Preferred Beneficial Interest in the Company’s Junior Subordinated Debentures (“Capital Securities”)		90,000
Stockholders’ equity:
Common stock ($.01 par value); authorized, 80,000,000 shares; issued, 2003 – 65,793,330 shares; 2002 – 62,989,743 shares; outstanding, 2003 – 65,758,898 shares; 2002 – 62,947,396 shares	658
Additional paid-in capital	156,588
Accumulated deficit	(855)
Treasury stock, at cost; 2003 – 34,432 shares	(587)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale, net of tax	(54)

Total stockholders’ equity	155,750

Total liabilities and stockholders’ equity	$363,936	$465,481

Net assets in liquidation		$410,064

(1) Effective December 31, 2003, the Company adopted FASB Financial Interpretation No. 46, “Consolidation of Variable Entities,” and accordingly, deconsolidated Bay View Capital I Trust. As a result, as of December 31, 2003, the 9.76% Capital Securities of Bay View Capital I Trust are no longer reflected on the Company’s Consolidated Statement of Financial Condition while the Company’s underlying 9.76% Junior Subordinated Deferrable Interest Debentures, which were acquired by Bay View Capital I Trust, are reflected as borrowings of the Company.

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Loss
(Unaudited)

For the Three Months Ended

December 31, 2003

Going Concern
Basis

(Amounts in
thousands, except per
share amounts)
Interest income:
Interest on loans and leases	$3,457
Interest on mortgage-backed securities	166
Interest and dividends on investment securities	1,013

4,636
Interest expense:
Interest on borrowings	3,612

3,612
Net interest income	1,024
Noninterest income:
Leasing income	6,907
Loan fees and charges	213
Loan servicing income	1,132
Gain on sale of assets and liabilities, net	842
Other, net	1,241

10,335
Noninterest expense:
General and administrative	5,747
Leasing expenses	5,938
Real estate owned operations, net	831

12,516
Loss before income tax benefit	(1,157)
Income tax benefit	(302)

Net loss	$(855)

Basic loss per share	$(0.01)

Diluted loss per share	$(0.01)

Weighted-average basic shares outstanding	64,187

Weighted-average diluted shares outstanding	64,187

Net loss	$(855)
Other comprehensive loss, net of tax:
Change in unrealized loss on securities available-for-sale, net of tax benefit of $35 for the three months ended December 31, 2003	(54)

Other comprehensive loss	(54)

Comprehensive loss	$(909)

Bay View Capital Corporation
Consolidated Statement of Changes In Net Assets In Liquidation (Liquidation Basis)
(Unaudited)

For the Nine Months Ended

September 30, 2003

(Dollars in thousands)
Net assets in liquidation, December 31, 2002	$410,064
Pre-tax loss from operations	(4,595)
Changes in estimated values of assets and liabilities	(5,995)
Income tax benefit	6,252

Net loss from operations	(4,338)
Other changes in net assets in liquidation (1)	4,088

Net assets in liquidation, September 30, 2003	$409,814

(1)	Primarily represents proceeds from stock options and warrants exercised as well as valuation adjustments to the Company’s outstanding stock options.

Bay View Capital Corporation
Consolidated Statement of Changes In Net Assets In Liquidation (Liquidation Basis)
(Unaudited)

For the Three Months Ended

December 31, 2002

(Dollars in thousands)
Net assets in liquidation, September 30, 2002	$413,675
Pre-tax loss from operations	(6,124)
Changes in estimated values of assets and liabilities	(2,761)
Income tax benefit	4,886

(3,999)
Other changes in net assets in liquidation (1)	388

Net assets in liquidation, December 31, 2002	$410,064

(1)	Primarily represents proceeds from stock options and warrants exercised as well as valuation adjustments to the Company’s outstanding stock options.

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Income
(Unaudited)

For the Nine
Months Ended

September 30, 2002

Going Concern
Basis

(Amounts in
thousands, except per
share amounts)
Interest income:
Interest on loans and leases	$122,208
Interest on mortgage-backed securities	8,314
Interest and dividends on investment securities	14,717

145,239
Interest expense:
Interest on deposits	44,509
Interest on borrowings	4,413
Interest on Subordinated Notes	11,146

60,068
Net interest income	85,171
Provision for losses on loans and leases	10,700

Net interest income after provision for losses on loans and leases	74,471
Noninterest income:
Leasing income	56,188
Loan fees and charges	3,571
Loan servicing income	663
Account fees	5,858
Sales commissions	5,247
Gain on sale of assets and liabilities, net	18,625
Other, net	1,413

91,565
Noninterest expense:
General and administrative	93,001
Litigation settlement expense	13,100
Leasing expenses	43,984
Real estate owned operations, net	956
Provision for losses on real estate owned	266
Amortization of intangible assets	993

152,300
Income from operations	13,736
Adjustment for liquidation basis	266,510

Income before income tax expense	280,246
Income tax expense	181,792
Dividends on Capital Securities	7,873

Income before cumulative effect of change in accounting principle	90,581
Cumulative effect of change in accounting principle, net of applicable taxes of $2.3 million	(18,920)

Net income	$71,661

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Income (continued)
(Unaudited)

For the Nine
Months Ended

September 30, 2002

Going Concern
Basis

(Amounts in
thousands, except per
share amounts)
Basic earnings per share before cumulative effect of change in accounting principle	$1.44
Cumulative effect of change in accounting principle, net	(0.30)

Net basic earnings per share	$1.14

Diluted earnings per share before cumulative effect of change in accounting principle	$1.43
Cumulative effect of change in accounting principle, net	(0.30)

Net diluted earnings per share	$1.13

Weighted-average basic shares outstanding	62,724

Weighted-average diluted shares outstanding	63,135

Net income	$71,661
Other comprehensive income, net of tax:
Change in unrealized gain on securities available-for-sale	—

Other comprehensive income	—

Comprehensive income	$71,661

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

				For the Nine	For the Nine
	For the Three Months Ended			Months Ended	Months Ended

	December 31,	September 30,	December 31,	September 30,	September 30,
	2003	2003	2002	2003	2002

	Going Concern			Liquidation	Going Concern
	Basis	Liquidation Basis		Basis	Basis

	(Amounts in thousands)
Selected Results of Operations/Changes in Net Assets in Liquidation Information:
Net interest income (1)	$1,024	$2,463	$7,246	$9,540	$85,171
Provision for losses on loans and leases	—	—	—	—	(10,700)
Leasing income	6,907	8,805	14,639	32,578	56,188
Gain on sale of assets and liabilities, net	842	819	81	787	18,625
Other income, net	2,586	134	3,600	3,722	16,752
General and administrative expenses	(5,747)	(7,336)	(17,697)	(26,338)	(93,001)
Litigation expense	—	—	—	—	(13,100)
Leasing expense	(5,938)	(7,009)	(10,854)	(24,421)	(43,984)
Other expense	(831)	(104)	(397)	(463)	(2,215)

Pre-tax income (loss) from operations	(1,157)	(2,228)	(3,382)	(4,595)	13,736
Adjustment for liquidation basis	—	—	—	—	266,510
Changes in estimated liquidation values of assets and liabilities	—	(3,407)	(2,761)	(5,995)	—
Income tax (expense) benefit	302	4,664	4,886	6,252	(181,792)
Dividends on Capital Securities	—	—	(2,742)	—	(7,873)
Cumulative effect of change in accounting principle, net of taxes of $2.3 million	—	—	—	—	(18,920)
Other changes in net assets in liquidation	—	921	388	4,088	—

Change in net assets in liquidation	—	$(50)	$(3,611)	$(250)	—

Net income (loss)	$(855)				$71,661

	At December 31,	At September 30,	At December 31,
	2003	2003	2002

	Going Concern
	Basis	Liquidation Basis

	(Amounts in thousands)
Loans and Leases:
Retail:
Auto installment contracts (2)	$165,574	$122,715	$142,357

Total retail loans	165,574	122,715	142,357
Commercial:
Multi-family mortgage loans	—	—	2,443
Commercial mortgage loans	—	2,642	7,712
Franchise loans	6,428	23,998	46,928
Asset-based loans, syndicated loans, factored receivables and commercial leases	844	2,434	104,362
Business loans	4,802	4,882	7,212

Total commercial loans and leases	12,074	33,956	168,657

Loans and leases receivable (3) (4)	$177,648	$156,671	$311,014

Credit Quality:
Nonperforming assets – total (5)	$7,133	$11,494	$27,268
Nonperforming assets – franchise	$5,757	$8,467	$21,005
Nonperforming assets as a percentage of consolidated assets	1.93%	2.07%	3.11%
Loans and leases delinquent 60 days or more	$748	$1,549	$17,753
Loans and leases delinquent 60 days or more – franchise	$—	$1,106	$15,470
Loans and leases delinquent 60 days or more as a percentage of loans and leases	0.42%	1.00%	5.71%

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)
(Unaudited)

	At December 31,	At September 30,	At December 31,
	2003	2003	2002

	Going Concern	Liquidation	Liquidation
	Basis	Basis	Basis

	(Amounts in thousands, except per share amounts)
Per Share Data:
Book value per share	$2.37	N/A	N/A
Net assets in liquidation per diluted share outstanding	N/A	$6.36	$6.43
Other Data:
Full-time equivalent employees, including BVAC	143	149	322

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Year-to-date dividend expense on the Capital Securities is now reflected in interest on borrowings. Statement No. 150 does not allow for prior year restatements.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $66.7 million, $86.3 million, and $191.0 million at December 31, 2003, September 30, 2003 and December 31, 2002, respectively.

(3)	All loans and leases are classified as held-for-sale.

(4)	Includes mark-to-market valuation reserves of $3.2 million, $11.7 million and $35.1 million at December 31, 2003, September 30, 2003 and December 31, 2002, respectively.

(5)	Nonperforming assets include mark-to-market valuation reserves of $1.4 million, $4.1 million and $16.4 million at December 31, 2003, September 30, 2003 and December 31, 2002, respectively.

BAY VIEW ACCEPTANCE CORPORATION

	At December 31,	At September 30,
	2003	2003	At December 31, 2002

	Going Concern Basis

	(Amounts in thousands)
Selected Balance Sheet Information:
Cash and cash equivalents	$7,971	$12,322	$1,366
Retained interest in auto loan securitization	28,591	29,855	23,946
Installment contracts	165,574	122,715	142,357
Other assets	6,860	5,982	4,187

Total assets	$208,996	$170,874	$171,856

Advances from parent	$—	$100,982	$103,541
Warehouse line	138,221	—	—
Other liabilities	10,428	10,335	10,106

Total liabilities	148,649	111,317	113,647
Stockholder’s equity	60,347	59,557	58,209

Total liabilities and stockholder’s equity	$208,996	$170,874	$171,856

BAY VIEW ACCEPTANCE CORPORATION (Continued)

	For the Three Months Ended		For the Year Ended

	December 31,	September 30,	December 31,	December 31,
	2003	2003	2003	2002

	Going Concern Basis

	(Amounts in thousands)
Selected Results of Operations Information:
Interest on loans and leases	$2,994	$2,450	$11,632	$29,853
Interest on investment securities	540	677	2,859	937
Interest expense on borrowings	(1,269)	(1,126)	(4,193)	(9,997)
Net interest income	2,265	2,001	10,298	20,793
Provision for losses on loans and leases	—	—	—	(4,873)
Loan fees and charges	215	208	888	915
Loan servicing income	1,056	1,038	3,884	1,429
Gain on sale of assets, net	16	830	846	12,074
Other income, net	(144)	(1,316)	(1,362)	1,203
Unrealized gain (loss) on auto loans held-for-sale	—	859	717	(1,800)
General and administrative expenses	(2,394)	(2,949)	(11,942)	(12,371)

Income before income tax expense	1,014	671	3,329	17,370
Income tax expense	(428)	(280)	(1,395)	(7,191)

Net income	$586	$391	$1,934	$10,179

Selected Production Information:
Installment contracts purchased	$67,413	$66,878	$279,521	$314,732
Number of contracts purchased	2,292	2,316	9,762	11,480
Average balance of contracts purchased	$29.4	$28.9	$28.6	$27.4
Weighted average contract rate	8.03%	8.12%	8.35%	8.60%
Average FICO credit score	735	734	733	728
Selected Credit Quality Information:
Net chargeoffs on managed assets for period	$1,882	$1,543	$6,994	$7,153
Net chargeoffs as a percentage of average managed assets (annualized)	1.32%	1.06%	1.17%	1.22%
Contracts delinquent 30 days or more as a percentage of managed assets (as of period-end)	0.49%	0.40%	0.49%	0.49%

	At December 31,	At September 30,
	2003	2003	At December 31, 2002

	(Amounts in thousands)
Managed Assets:
Total managed contracts	$562,771	$573,114	$646,856
Total number of contracts	30,808	32,000	37,800
Other Data:
Full-time equivalent employees	102	105	135